UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2024

Peoples Bancorp of North Carolina, Inc.
(Exact Name of Registrant as Specified in Its Charter)

North Carolina
(State or Other Jurisdiction of Incorporation)

000-27205	56-2132396
(Commission File No.)	(IRS Employer Identification No.)

518 West C Street, Newton, North Carolina	28658
(Address of Principal Executive Offices)	(Zip Code)

(828) 464-5620

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Peoples Bancorp of North Carolina, Inc.

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2024, Lance A. Sellers, President and Chief Executive Officer of Peoples Bancorp of North Carolina, Inc. (the “Company”) and its wholly-owned subsidiary, Peoples Bank (the “Bank”), gave notice of his intention to retire from the Company and the Bank in early 2025. In anticipation of Mr. Sellers’ retirement, and to provide for a brief transition period, the Boards of Directors of the Company and the Bank announced the appointment of current Executive Vice President and Chief Operating Officer, William D. Cable, Sr., as the incoming President and Chief Executive Officer of the Company and the Bank, effective September 19, 2024.

In connection with this transition, it is anticipated that Mr. Sellers and Mr. Cable will each enter into an amendment to his existing employment agreement or an amended and restated employment agreement.

The full biography and other information with respect to Mr. Cable required by Item 5.02(c) of Form 8-K are included in the Company’s proxy statement on Schedule 14A for the 2024 annual meeting of stockholders filed with the Securities and Exchange Commission on March 27, 2024 under the heading “Executive Officers of the Company,” and such biography is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On July 31, 2024, the Company issued a press release announcing the appointment of Mr. Cable President and Chief Executive Officer of the Company and the Bank effective September 19, 2024, and Mr. Sellers retirement in early 2025. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.  Consequently, it is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section.  Such materials may only be incorporated by reference into another filing under the Exchange Act or the Securities Act if such subsequent filing specifically references this Form 8-K.

 Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release, dated July 31, 2024, furnished herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES BANCORP OF NORTH CAROLINA, INC.

Date: July 31, 2024	By:	/s/ Jeffrey N. Hooper
Jeffrey N. Hooper
Executive Vice President and Chief Financial Officer

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